Exhibit 3.5

AVATAR PROPERTIES INC.

Formerly

GAC PROPERTIES INC.

BY-LAWS

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ARTICLE I

OFFICES

Section 1. The principal office shall be located at 7880 Biscayne Boulevard, in the City of Miami, County of Date, State of Florida.

Section 2. The Corporation may have offices at such other places as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. All meetings of stockholders shall be held at the principal office of the Company in Miami, Florida.

Section 2. An annual meeting of stockholders, commencing with the year 1969 shall be held on the 4th Wednesday in October in each year if not a legal holiday, and if a legal holiday, then on the first day following which is not a legal holiday, at 3:00 p.m., at which the stockholders shall elect a Board of Directors and may transact any business within the powers of the Corporation. Any business of the Corporation may be transacted at the annual meeting without being specially designated in the notice, except such business as is specifically required by the stature to be stated in the notice.

Section 3. The President or a Vice President or the Treasurer shall prepare or cause to be prepared, a full and correct statement of the affairs of the Corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year which shall be submitted at the annual meeting and shall be filed within twenty days thereafter at the principal office of the Corporation.

Section 4. At any time in the interval between annual meetings, special meetings of the stockholders may be called by the Board of Directors or by the President, a Vice President, the Secretary, or an Assistant Secretary.

Section 5. Special meetings of stockholders shall be called by the Secretary upon the written request of the holders of shares entitled to not less than twenty-five per cent of all the votes entitled to be case at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. No special meeting need be called upon the request of the holders of shares entitled to case less than a majority of all votes entitled to be case at such meeting, to consider any matter which is substantially the same as a matter voted upon at any special meeting of the stockholders held during the preceding twelve months.

Section 6. Not less than ten or more than ninety days before the date of every stockholders’ meeting, the Secretary shall give to each stockholder entitled to vote at such meeting, and to each stockholder not entitled to vote who is entitled by the statute to notice, written or printed notice stating the time and place of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, either by mail or by presenting it to him personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his post office address as it appears on the records of the Corporation, with postage thereon prepaid.

Section 7. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of the votes thereat shall constitute a quorum; but this section shall not affect any requirement under the statute or under the charter for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting at as originally notified.

Section 8. A majority of the votes cast at a meeting of stockholders, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the charter.

Section 9. Each outstanding share of stock having voting power shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders; but no share shall be entitled to vote if any installment payment thereon is overdue and unpaid. A stockholder may vote the shares owned of record by him either in person or by proxy executed in writing by the stockholder of by his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from its date, unless otherwise provided in the proxy. At all meetings of stockholders, unless the voting is conducted by inspectors, all questions relating to the qualifications of votes and the validity of proxies and the acceptance or rejection of votes shall be decided by the Chairman of the meeting.

Section 10. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, if a consent in writing, setting forth such action, is signed by all the stockholders entitled to vote on the subject matter thereof and such consent is filed with the records of the Corporation.

ARTICLE III

DIRECTORS

Section 1. The number of Directors of the Corporation shall be three. By vote of a majority of the entire Board of Directors, the number of directors fixed by the charter or by these By-Laws may be increased or decreased from time to time to not exceeding nine or less than three, but the tenure of office of a Director shall not be affected by any decrease in the number of Directors so made by the Board. Until the first annual meeting of stockholders or until successors are duly elected and qualify, the Board shall consist of the persons named as such in the charter. At the first annual meeting of stockholders, and at each annual meeting thereafter, the stockholders shall elect directors to hold office until the next annual meeting or until their successors are elected and qualify. Directors need not be stockholders.

Section 2. Meetings of the Board of Directors, regular or special, may be held at any place in or out of the State of Florida as the Board may from time to time determine.

Section 3. Any vacancy occurring in the Board of Directors for any cause other than by reason of an increase in the number of Directors may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum. Any vacancy occurring by reason of an increase in the number of Directors may be filled by action of a majority of the entire Board of Directors. A director elected by the board of Directors to fill a vacancy shall be elected to hold office until the next annual meeting of stockholders or until his successor is elected and qualifies.

Section 4. The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all of the powers of the Corporation, except such as are by law or by the charter, or by these By-Laws conferred upon or reserved to the stockholders.

Section 5. At any meeting of stockholders, duly called and at which a quorum is present, the stockholders may, by the affirmative vote of the holders of a majority of the votes entitled to be case thereon, remove any Director or Directors from office and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of removed directors.

Section 6. Meetings of the Board of Directors: The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting, and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present or they may meet at such time and place as shall be fixed by the consent, in writing, of all the Directors.

Section 7. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be designated by the Board of Directors.

Section 8. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board of Directors, by the President or by the Board of Directors or the Executive Committee, if one be constituted, by vote at a meeting, or by a majority of the

Directors or a majority of the members of the Executive Committee in writing with or without a meeting. Special meetings may be held at such place or places within or without Florida as may be designated from time to time by the Board of Directors; in the absence of such designation, such meetings shall be held at such places as may be designated in the call.

Section 9. Notice of the place and time of every special meeting of the Board of Directors shall be served on each Director or sent to him by telegraph or by mail, or by leaving the same at his residence or usual place of business at least two days before the date of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the Director at his post office address as it appears on the records of the Corporation, with postage thereon prepared.

Section 10. At all meetings of the Board, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the action of a majority of the Directors present at any meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by the Statute, the charter or by these By-Laws. If a quorum shall not be present at any meeting of directors, the Directors present thereat may by a majority vote adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 11. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

Section 12. Committees: The Board of Directors may appoint from among its members an Executive Committee and other committees composed of two or more Directors, and may delegate to such committees, in the intervals between meetings of the Board of Directors, any or all of the powers of the Board of Directors in the management of the business affairs of the Corporation, except he power to declare dividends, to issue stock or to recommend to stockholders any action requiring stockholders’ approval. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member. The committees shall keep minutes of their proceedings shall report the same to the Board of Directors at the meeting next succeeding, and any action by the committees shall be subject to revision and alteration by the Board of Directors, provided that no rights of third persons shall be affected by any such revision or alteration.

Section 13. Compensation of Directors: Directors, as such, shall not receive any stated salary for their services but, by resolution of the Board, a fixed sum, and expenses of attendance, if any, may be allowed to Directors for attendance at each regular or special meeting of the Board of Directors, or of any committee thereof, but nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

WAIVER OF NOTICE

Section 1. Whenever any notice of the time, place or purpose of any meeting of stockholders, Directors or committee is required to be given under the provisions of the statute or under the provisions of the charter of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of stockholders in person or by proxy, or at the meeting of Directors or committee in person, shall be deemed equivalent to the giving of such notice to such persons.

ARTICLE V

OFFICERS

Section 1. The officers of the Corporation shall be elected by the Board of Directors, and shall be a Chairman of the Board, a Present, a Vice President, a Secretary, and a Treasurer. The President shall be selected from among the Directors. The Board of Directors may also elect additional Vice-Presidents, and one or more Assistant Secretaries and one or more Assistant Treasurers. Any two or more offices, except those of President and Vice President, may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, the charter of these By-Laws to be executed, acknowledged or verified by two or more officers.

Section 2. The officers shall be elected by the Board of Directors at its first meeting after each annual meeting of stockholders.

Section 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall have such authority and perform such duties as shall be determined from time to time by the Board. The Board of Directors may from time to time authorize any committee or any officer to appoint subordinate officers and prescribe the duties thereof.

Section 4. The salaries of all officers and agents of the Corporation shall be fixed from time to time by the Board of Directors. It may authorize any committee, or any officer on whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.

Section 5. The officers of the Corporation shall serve for one year and until their successors are chosen and qualify. Any officer or agent may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

Section 6. Chairman of the Board: The Chairman of the Board shall be the Chief Executive officer of the Corporation. He shall preside at all meetings of the shareholders, the

Board of Directors and the Executive Committee. Except where by law the signature of the President is required, the Chairman of the Board shall have power to sign all certificates, contracts, obligations and other instruments of the Corporation. The Chairman of the Board shall do and perform all such other duties and may exercise such other powers as from time to time as may be assigned to him by these By-Laws or by the Board of Directors or the Executive Committee.

Section 7. The President: The President, subject to the control of the Board of Directors or of the Chairman of the Board, shall have general supervision and direction over the business, affairs, and policies of the Corporation and over all other officers of the Corporation. In the event of the death, absence, unavailability or disability of the Chairman of the Board, the President shall exercise all the powers and discharge all the duties of the Chairman of the Board. The President shall have power to sign all certificates, contracts, obligations, and other instruments of the Corporation. The President shall perform such other duties and may exercise such other powers as from time to time may be assigned to him by the By-Laws or by the Board of Directors or the Executive Committee.

Section 8. Vice-Presidents: The Vice Presidents in the order of their seniority shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the Board of Directors shall prescribe.

Section 9. The Secretary: The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the executive committee or any other committee which may be constituted. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board, affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of the Treasurer, or an Assistant Secretary.

Section 10. The Treasurer: The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

Section 11. He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and Directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer, and of the financial condition of the Corporation.

Section 12. If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control belonging to the Corporation.

ARTICLE VI

CERTIFICATES OF STOCK

Section 1. Each stockholder shall be entitled to a certificate or certificates which shall represent and certify the number and kind and class of shares owned by him in the Corporation. Each certificate shall be signed by the President or a Vice President and, countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall be sealed with the corporate seal. The signatures may be either manual or facsimile signatures and the seal may be either facsimile or any other form of seal. In case any officer who has signed any certificate ceases to be an officer of the Corporation before the certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if the officer had not cased to be such officer as of the date of its issue. All certificates representing stock which is restricted or limited as to its transferability or voting powers or which is preferred or limited as to its dividends, or is redeemable, shall have a statement of such restriction, limitation, preference or redemption, or summary thereof, plainly stated on the certificate. A summary of such information included in a registration statement permitted to become effective under the Federal Securities Act of 1933, as now or hereafter amended, shall be an acceptable summary for the purposes thereof. No certificate shall be issued for any share of stock until such share is fully paid.

Section 2. Transfers of Stock: Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

Section 3. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Florida.

Section 4. Lost Certificate: The Board of Directors may direct a new certificate to be issued in place of any certificate thretofore [sic] issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or his legal representative to advertise the same in such manner as it shall require and/or to give bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise by reason of the issuance of a new certificate.

ARTICLE VII

GENERAL PROVISIONS

Section 1. Closing of Transfer Books or Fixing of Record Date: The Board of Directors may fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall be not more than forty days, and in case of a meeting of stockholders not less than ten days, prior to the date on which the particular action requiring such determination of stockholders is to be taken.

Section 2. In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, twenty days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days immediately preceding such meeting.

Section 3. Dividends: Dividends upon the capital stock of the Corporation, subject to the provisions of the charter, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in its own shares, subject to the provisions of the statute and of the charter.

Section 4. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interests of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

Section 5. Checks: All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

Section 6. Fiscal Year: The fiscal year shall begin the first day of January in each year.

Section 7. Seal: The corporate seal of the Corporation shall be in such form as the Board of Directors may prescribe. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

Section 8. Stock Ledger: The Corporation shall maintain at the office of General Acceptance Corporation, in the City of Allentown, Commonwealth of Pennsylvania, an original stock ledge containing the names and addresses of all stockholders and the number of shares of each class held by each stockholder.

ARTICLE VIII

AMENDMENTS

Section 1. The Board of Directors shall have the power, at any regular meeting or at any special meeting, if notice thereof be included in the notice of such special meeting, to alter or repeal any By-Laws of the Corporation, and to make new By-Laws, except that the Board of Directors shall not alter or repeal any By-Laws made by the stockholders.

Section 2. The stockholders shall have the power, at any annual meeting or at any special meeting, if notice thereof be included in the notice of such special meeting, to alter or repeal any By-Laws of the Corporation and to make new By-Laws.